Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2011, with respect to the audited consolidated financial statements of Dune Energy, Inc for the year ended December 31, 2010 and 2009.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone–bailey.com

Houston, Texas

March 12, 2012